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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation incorporated by reference in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of Illinois Superconductor Corporation for the registration of 2,500,000 shares of its common stock.


                                            /s/ ERNST & YOUNG LLP


Chicago, Illinois
May 31, 2001